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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-3 to be filed on or about August 8, 1996 of Columbus Realty Trust of our report dated February 18, 1994, on our audits of the combined financial statements and financial statement schedule of The Texana Group. We also consent to the reference to our Firm under the caption "Experts."


                                       /s/   COOPERS & LYBRAND LLP

Dallas, Texas
August 8, 1996